Exhibit 99.1

bioAffinity Technologies Announces Notification of Mexico Patent Allowance Covering Novel Lung Cancer Detection Methods Using CyPath® Lung Technology

Strong intellectual property portfolio helps build shareholder value

Patent strategy protects CyPath® Lung’s flow cytometry-driven diagnostic approach in international markets

SAN ANTONIO, Texas – May 27, 2026 – bioAffinity Technologies, Inc. (Nasdaq: BIAF; BIAFW), a biotechnology company advancing early-stage cancer diagnostics including CyPath® Lung, the Company’s commercially available test for early-stage lung cancer, today announced it has received notification of allowance from the Mexican Institute of Industrial Property for a patent application related to methods of predicting the likelihood of lung cancer using flow cytometry.

Upon issuance, the Mexican patent application will protect the use of defined antibodies and the porphyrin TCPP to label cell populations in sputum and the use of flow cytometry to determine the presence of lung cancer cells in sputum.

“This patent expands our global intellectual property portfolio and protection of CyPath® Lung’s proprietary approach to detecting lung cancer at its earliest and most treatable stages,” said Maria Zannes, President and CEO of bioAffinity Technologies. “The integration of advanced cell biology, flow cytometry and AI into an easy-to-use, noninvasive test clearly differentiates our technology, which is designed to support clinicians in evaluating indeterminate pulmonary nodules and high-risk patients.”

CyPath® Lung uses flow cytometry and artificial intelligence with at-home sample collection to assess indeterminate pulmonary nodules in high-risk patients. Physicians are adding CyPath® Lung to the clinical pathway to help risk stratify patients, reduce patient anxiety, support surgical and treatment decision-making, and reduce overall healthcare costs.

The patent further strengthens the Company’s intellectual property (IP) portfolio supporting its flow cytometry-based CyPath® Lung diagnostic platform, which now includes multiple patents in the United States, the European Union, China, Japan, Australia, Canada and Mexico. “Strong intellectual property protection for CyPath® Lung benefits not only patients and their physicians, but also supports value creation for our shareholders,” Ms. Zannes said.

About CyPath® Lung

CyPath® Lung by bioAffinity Technologies is a noninvasive test designed to improve the early detection of lung cancer in patients at high risk for the disease. CyPath® Lung uses advanced flow cytometry and proprietary artificial intelligence (AI) to identify cell populations in patient sputum that indicate malignancy. CyPath® Lung incorporates a fluorescent porphyrin that is preferentially taken up by cancer and cancer-related cells. In a published clinical trial of high-risk patients, CyPath® Lung demonstrated 92% sensitivity, 87% specificity, 88% accuracy and 99% negative predictive value (NPV) in detecting lung cancer in patients at high risk for the disease who had small indeterminate lung nodules less than 20 millimeters. The high NPV gives physicians greater confidence that a negative result is truly negative, potentially sparing patients from unnecessary invasive and costly procedures. CyPath® Lung is marketed as a Laboratory Developed Test (LDT) and is not intended for use as a sole diagnostic tool and should be considered alongside other clinical findings.

About bioAffinity Technologies, Inc.

bioAffinity Technologies, Inc. addresses the need for noninvasive diagnosis of early-stage cancer and other diseases of the lung and broad-spectrum cancer treatments. The Company’s first product, CyPath® Lung, is a noninvasive test that has shown high sensitivity, specificity and accuracy for the detection of early-stage lung cancer. CyPath® Lung is marketed as a Laboratory Developed Test (LDT) by Precision Pathology Laboratory Services, a subsidiary of bioAffinity Technologies. LDTs are overseen under the Clinical Laboratory Improvement Amendments (CLIA), administered by the Centers for Medicare & Medicaid Services. For more information, visit www.bioaffinitytech.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict, that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the risk that pending patent applications may not result in issued patents, changes in the regulatory framework governing Laboratory Developed Tests including potential increased FDA oversight, the Company’s ability to successfully commercialize CyPath® Lung in domestic and international markets, the Company’s ability to realize value from its international intellectual property portfolio, the sufficiency of the Company’s capital resources, and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and its subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. While the Company believes these forward-looking statements are reasonable, readers of this press release are cautioned not to place undue reliance on any forward-looking statements. The information in this release is provided only as of the date of this release, and the Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Contact

bioAffinity Technologies

Julie Anne Overton

Director of Communications

investors@bioaffinitytech.com

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